EX-99.23.i
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

J. W. BROWN (1911-1995)                       BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS                                ATTORNEYS AND COUNSELORS AT LAW                  JOANN M. STRASSER
ROBERT S BROWN                                         3500 CAREW TOWER                          AARON A. VANDERLAAN
DONALD S. MENDELSOHN                                    441 VINE STREET                          LAWRENCE A. ZEINNER
LYNNE SKILKEN                                       Cincinnati, Ohio 45202
AMY G. APPLEGATE                                   TELEPHONE (513) 381-2121                            OF COUNSEL
KATHRYN KNUE PRZYWARA                              TELECOPIER (513) 381-2125                         GILBERT BETTMAN
MELANIE S. CORWIN                                                                                      (1918 - 2000)
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                                 March 12, 2001


Solanus Funds
6120 Parkland Blvd.
Suite 101
Mayfield Heights, Ohio  44124

Gentlemen:

      This letter is in response to your request for our opinion in connection with the filing of the Registration Statement of Solanus Funds (the "Trust").

      We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

      Based on the foregoing, we are of the opinion that, after registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

      We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                            Very truly yours,

                                             /s/

                                            Brown, Cummins & Brown Co., L.P.A.